Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF ECLIPSE RESOURCES CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of Eclipse Resources Corporation for the year ended December 31, 2015 , I, Benjamin W. Hulburt, Chief Executive Officer of Eclipse Resources Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Annual Report on Form 10-K for the year ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Annual Report on Form 10-K for the year ended December 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of Eclipse Resources Corporation for the periods presented therein.

Date: March 3, 2016	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
Chief Executive Officer